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                                                                    Exhibit 10.1

                                LICENSE AGREEMENT

            THIS LICENSE AGREEMENT (together with the attached Exhibits the "AGREEMENT") is effective as of the 24th day of January, 2007 (the "EFFECTIVE DATE"), between BIOLASE TECHNOLOGY, Inc. (hereinafter along with its AFFILIATES, referred to as "BIOLASE"), located at 4 Cromwell, Irvine, California 92618 and The Procter & Gamble Company (hereinafter along with its AFFILIATES, referred to as "P&G") located at One Procter & Gamble Plaza, Cincinnati, Ohio 45202. P&G and BIOLASE may each be referred to as a "PARTY" and collectively as the "PARTIES".

            Whereas, P&G is engaged in the business of developing, manufacturing, marketing, distributing, selling and supporting a range of consumer products;

            Whereas, BIOLASE is the owner or has certain rights in certain patents and technology as is more particularly set out in Exhibits A and B; and further, as is more particularly set out in Exhibit C (once Exhibit C is populated according to Section 6.2.1.1);

            Whereas, P&G and BIOLASE entered into a Letter Agreement (the "LETTER") dated June 28th, 2006 setting forth the general terms and conditions for this AGREEMENT;

            Whereas, P&G wishes to obtain, and BIOLASE is willing to grant to P&G, an exclusive license to the BIOLASE IP (as defined in Section 1.2) and BIOLASE TECHNOLOGY (as defined in Section 1.5) according to the terms and conditions of this AGREEMENT;

            Whereas, BIOLASE will retain certain rights to the BIOLASE PATENTS and BIOLASE TECHNOLOGY according to the terms and conditions of this AGREEMENT;

            Now, therefore, in consideration of the foregoing and other mutual promises hereinafter set forth and for other good and valuable consideration, the PARTIES hereto agree as follows:

1.    DEFINITIONS

      1.1. "AFFILIATE" means any corporation, limited liability company or other legal entity which directly or indirectly controls, is controlled by, or is under common control with P&G or BIOLASE, including any successor or assign of such an entity. "CONTROL", with respect to an AFFILIATE, shall mean the direct or indirect ownership of at least fifty percent (50%) of (i) the income, (ii) the outstanding shares on a fully diluted basis or other voting rights of the subject entity to elect directors, or if not meeting the preceding, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists, or (iii) such other arrangement as constitutes the direct or indirect ability to direct the management, affairs or actions of such entity.

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      1.2.  "BIOLASE INTELLECTUAL PROPERTY" (BIOLASE IP) means all present and future: inventions, whether or not patentable; BIOLASE PATENTS; copyrights; trade secrets; and any other rights or information or materials within the P&G FIELDS OF USE, whether confidential or not, owned by BIOLASE or in which BIOLASE has a transferable or LICENSABLE INTEREST.

      1.3. "BIOLASE PATENTS" means those present and future patents and patent applications within the P&G FIELDS OF USE or within the BIOLASE TECHNOLOGY or the BIOLASE RETAINED FIELD to the extent permitted under Section 2.4 of this AGREEMENT, including but not limited to:
            i) the patents listed in Exhibits A, B, and C, and any parent applications, continuations, continuations-in-part, divisionals, re-exams, reissues thereof, ii) any subsequent patents or patent applications having applicability in the P&G FIELDS OF USE in which BIOLASE has ownership or has a transferable or LICENSABLE INTEREST, and iii) any foreign equivalents of the foregoing

      1.4. "BIOLASE RETAINED FIELD" means any and all fields of use and products which are (a) currently, meaning as of the EFFECTIVE DATE, marketed by BIOLASE; and (b) other fields of use and products intended to be used primarily in [* * * * * * * * * * * *
            * * * * * * * * * ]. BIOLASE shall also retain all rights to the BIOLASE IP and BIOLASE TECHNOLOGY that are outside the P&G FIELDS OF USE. BIOLASE shall also retain and acquire all rights to products that are declined by P&G or revert to BIOLASE as provided herein.

            The BIOLASE RETAINED FIELD also includes any and all fields of use which are primarily administered by a [* * * * * * * * * *
            *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *
            *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *
            *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *
            *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  * ]

            The BIOLASE RETAINED FIELD also includes products, methods, applications and services directly or indirectly using [* * * *
            *  *  *  *  *  *  *  *  *  *  *  *  * ]: (i) [*  *  *  * ]; (ii) [*
            *  *  *  *  * ]; (iii) [*  *  *  *  *  *  *  *  *  *  *  *  * ]; (v)
            [*  *  * ]; (vi) [*  * ]; (vii) [*  *  *  * ] and (viii) [*  * ].
            The BIOLASE RETAINED FIELD is applicable to products and methods [*
            * * * * * ]. For the avoidance of doubt, products, methods, applications and services within the PRIMARY P&G FIELD OF USE that relate to "(ii)", "(iii)", "(iv)", "(v)", "(vi)", and "(vii)" herein are

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            not part of the BIOLASE RETAINED FIELD and are specifically included in the PRIMARY P&G FIELD OF USE.

            For the avoidance of doubt, the BIOLASE RETAINED FIELD includes the Waterlase, the Waterlase MD, the DioLase Plus, the LaserSmile, the Oculase, all related consumables, accessories and related products, methods and all future generations and product line extensions of the aforementioned products.

            The BIOLASE RETAINED FIELD specifically excludes the PRIMARY P&G FIELD OF USE, as defined below.

      1.5. "BIOLASE TECHNOLOGY" means any present or future information or materials, whether confidential or not, in the possession of BIOLASE, including know-how, developments, concepts, technical knowledge, expertise, skill, practice, analytical methodology, clinical data, manufacturing knowledge, drawings, specifications, processes, techniques, samples, specimens, prototypes, designs, research and development results, safety and efficacy data, and other technical and scientific information reasonably useful or helpful to P&G for the development and marketing of product(s) within the P&G FIELDS OF USE.

      1.6. "[* * * ] FIELD OF USE" shall mean only those [* * ] products that are in the form of a [* * ] and which, but for a license from BIOLASE, would infringe a valid and enforceable claim of the BIOLASE [* * * ] Patents attached hereto as Exhibit B (such products hereinafter "[* * * ] PRODUCTS"). For the avoidance of doubt, [* * * ] Products shall not include any [* * ] devices or products that are not in the form of a [* * ], and specifically shall not include [* *
            * * * * * * * * * * ].

      1.7. "IMPROVEMENTS" shall mean any and all technology or intellectual property rights in and to any update, modification, customization, translation, upgrade, improvement, enhancement and/or derivative work whether or not developed under a JDA or SERVICES agreement between the PARTIES.

      1.8. "LICENSABLE INTEREST" shall mean any licensable interest, whether or not royalty-bearing, that exists prior to the EFFECTIVE DATE, or that is licensed by BIOLASE from any third party after the EFFECTIVE DATE.

      1.9.  [*  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *
             *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *
             *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *
             *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  * ].

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      1.10. "PRODUCT" shall mean any method, system, product, device or machine
            (or component thereof), accessory, consumable, composition, compound, ingredient, application, formulation, material, or combinations thereof in the P&G FIELDS OF USE, or within the BIOLASE RETAINED FIELD to the extent permitted under Section 2.4 of this AGREEMENT, and which, but for the right and license granted herein, would infringe or cause the inducement of an infringement or contribute to or induce the infringement of one or more valid and enforceable claims of one or more BIOLASE PATENTS.

            1.10.1. For the avoidance of doubt, any accessory, component, consumable, or [* * * ] composition that would contribute to or induce the infringement of one or more valid and enforceable claims of a BIOLASE PATENT shall be considered a PRODUCT hereunder. For example, if a valid and enforceable granted BIOLASE PATENT claim reads upon the [* * * * * *
                  *  *  * ] (and no valid and enforceable claims cover [*  *  *
                  * * * ], [* * * * * * * ] are PRODUCTS hereunder to the extent [* * * * * * * * * * * ] induces or contributes to the infringement of the granted, valid and enforceable BIOLASE PATENT claim. For example, if a valid and enforceable granted BIOLASE PATENT claim reads upon the [* *
                  * * * * * * * * * * ] (and no valid and enforceable claims read upon the [* * * * * * * * * ]), [* * *
                  *  *  *  *  *  *  *  *  *  *  *  *  * ].

            1.10.2. However, if the valid and enforceable granted BIOLASE PATENT claim reads upon the [*  *  *  *  *  *  *  *  *  *  *  *  *  *
                  *  *  *  *  *  * ]. Further, if [*  *  *  *  *  *  *  *  *  *
                  * * * * ]. For example, if the valid and enforceable granted BIOLASE PATENT claim reads upon the [* * * * * *
                  * * * * ] and does not read upon a [* *], then the [* * ] is not a PRODUCT. Further, if the [* * * * * * * * * ] and the [* * * ], the [* * ] is still not a PRODUCT.

      1.11. "P&G FIELDS OF USE" means, being applicable to [* * * ], any and all fields of use, including the PRIMARY P&G FIELD OF USE, and applications relating to or associated with [* * ] product [* * * *
            * * * * * * * * * * * * ] including, but not limited to, those [* * ] product categories listed in attached Exhibit D. The P&G FIELDS OF USE excludes the BIOLASE RETAINED FIELD. The P&G FIELDS OF USE also excludes the [* * * * ] FIELD OF USE, unless P&G exercises its option to add the [* * * ] FIELD OF USE to the PRIMARY P&G FIELD OF USE.

      1.12. "PRIMARY P&G FIELD OF USE" means [* * * ] products intended for [* * * ] use, [* * * * * * * * * * ],

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            including any products which are distributed through [*  *  *  *  *]
            for use by a [* * * * * * * ]. Such [* * * ] products include, but are not limited to, any and all products that may provide one or more of the following benefits, either on a stand-alone basis or as a combination: [* * * * * * * * * * * *
            *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *
            *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *
            *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *
            * * * * ], the whole PRIMARY P&G FIELD OF USE [* * * * * *]. The PRIMARY P&G FIELD OF USE specifically excludes the BIOLASE RETAINED FIELD. The PRIMARY P&G FIELD OF USE also excludes the [* *
            * ] FIELD OF USE, unless P&G exercises its option to add the [*  *
            * ] FIELD OF USE to the PRIMARY P&G FIELD OF USE.

      1.13."QUARTER" means any one of the following four (4) time periods within a calendar year: i) January, February, and March ("JFM"); ii) April, May, and June ("AMJ"); iii) July, August and September ("JAS"); and
            iv) October, November, and December ("OND").

2.    LICENSE GRANTS

      2.1. LICENSE GRANT TO P&G. BIOLASE hereby grants to P&G an exclusive (even as to BIOLASE), worldwide, transferable, right and license under all BIOLASE IP and BIOLASE TECHNOLOGY within the P&G FIELDS OF USE, with rights to sub-license, to make and have made, use, import, export, sell, have sold, and offer for sale PRODUCTS anywhere in the world.

      2.2. OPTION TO [* * * * ] FIELD OF USE. P&G has the option to add the [* * ] FIELD OF USE to the PRIMARY P&G FIELD OF USE for [ * * * *] after the EFFECTIVE DATE of the AGREEMENT or for [* * * * ] after the effective date of the LETTER, whichever is sooner, by either:

                  i)    the payment of a one time sum of [*  *  * ] ($[*  *
                  * ]); or

                  ii) providing a written plan regarding [* * * * * ] of a [* * * ] PRODUCT that is acceptable to BIOLASE, the acceptability of which shall not be unreasonably withheld or delayed, together with a notice of P&G's agreement to pay BIOLASE a) a quarterly sum of [* * * *
                        *  *  * ] ($[*  *  * ]) (each payment a "[*  * ]
                        QUARTERLY PAYMENT"), and b) a royalty rate of [*  *  *
                        *  *  *  *  *  *  * ], on [*  *  * ] PRODUCTS in
                        accordance with the royalty provision of this AGREEMENT. The first [* *

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                         * ] QUARTERLY PAYMENT shall be due at the end of the
                        QUARTER in which P&G receives written notice from BIOLASE accepting P&G's written plan for [* * * *
                        *]. Each successive [* * * ] QUARTERLY PAYMENT shall be due on the last day of the subject QUARTER. The [* *
                        *  *  * ] QUARTERLY PAYMENTS shall cease upon the [*  *
                        * * ] distribution of a [* * * ] PRODUCT in one of the United States, Canada, or all or a portion of Eastern or Western Europe. [* * * * * ] of all the [* * * * * ] QUARTERLY PAYMENTS shall be treated as prepaid royalties to be deducted from any subsequent ROYALTY - PAYMENTS owed under this AGREEMENT.

            2.2.1.A written plan shall be considered reasonably acceptable, but reasonable acceptability is not limited to, if the written plan can be implemented within a commercially reasonable period time, and it includes the planned commercial launch of a product in at least one of the United States, Canada, or all or a portion of Western or Eastern Europe.

            2.2.2.In the event that P&G exercises its option to add the [*  *
                  * ] FIELD OF USE to the PRIMARY P&G FIELD OF USE, then the [* * * * * ] FIELD OF USE shall be treated as if originally included within the exclusive rights and obligations from BIOLASE to P&G under this AGREEMENT.

            2.2.3.If P&G does not exercise its option to add the [*  *  * ]
                  FIELD OF USE to the P&G FIELDS OF USE within the time period specified, the option will expire, and the [* * * ] FIELD OF USE will be part of the BIOLASE RETAINED FIELD.

      2.3. REVERSION OF CERTAIN RIGHTS TO BIOLASE WITHIN P&G FIELDS OF USE (EXCLUDING THE PRIMARY P&G FIELD OF USE). Unless otherwise agreed to between the PARTIES, if, [* * ] has lapsed from the EFFECTIVE DATE of this AGREEMENT or [* * * * ] has lapsed from the effective date of the LETTER, whichever is sooner, and P&G has not:

                  (i)   initiated development of; or

                  (ii) provided a plan to BIOLASE to develop (either itself or via a licensee or via some other relationship with a third party)

            products utilizing BIOLASE IP or BIOLASE TECHNOLOGY in one or more of the P&G consumer product categories included within the P&G FIELDS OF USE (excluding the PRIMARY P&G FIELD OF USE), then BIOLASE may terminate P&G's exclusive license to BIOLASE IP and BIOLASE TECHNOLOGY in those particular P&G consumer product categories as follows: BIOLASE may provide P&G with written notice of its intent to terminate such exclusive license and if P&G fails to provide BIOLASE with a plan to initiate development within [* * * ]of such notice from BIOLASE, P&G's exclusive license in the identified P&G consumer product category(ies) (excluding the PRIMARY P&G FIELD OF
            USE) will be terminated and removed from P&G's FIELDS OF USE.

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            2.3.1.In the event P&G satisfies the requirements of "(i)" or "(ii)"
                  of this Reversion of Certain Rights Section, P&G will retain its exclusive rights to said BIOLASE IP and BIOLASE TECHNOLOGY within said P&G consumer product category for a period [* * *
                  ] beginning upon the satisfaction by P&G of 2.3(i) or 2.3(ii). However, if after said [* * * ] time period, P&G has not implemented a [* * * * * ] distribution of a PRODUCT in said P&G consumer product category, but is actively developing or attempting to commercialize within said P&G product category, then P&G, in its sole discretion, may (a) pay
                  BIOLASE a QUARTERLY sum of [* * * * ] ($[* * * ]) (each payment a "SECONDARY QUARTERLY PAYMENT") or (b) allow the BIOLASE IP and BIOLASE TECHNOLOGY to revert to BIOLASE, and owe nothing further to BIOLASE for the BIOLASE IP and BIOLASE TECHNOLOGY with respect to such PRODUCT in said P&G consumer product category. If P&G elects to pay BIOLASE SECONDARY QUARTERLY PAYMENTS, the first SECONDARY QUARTERLY PAYMENT shall be due at the end of the QUARTER in which P&G receives written notice from BIOLASE accepting P&G's written plan for [* * * * * ]. Each successive SECONDARY QUARTERLY PAYMENT shall be due on the last day of the subject QUARTER. The SECONDARY QUARTERLY PAYMENTS shall cease upon the [* * * *] distribution of a PRODUCT in said product category in one of the United States, Canada, or all or a portion of Eastern or Western Europe. [* * * * *] of all the SECONDARY QUARTERLY PAYMENTS shall be treated as pre-paid royalties that shall be treated as prepaid royalties [* * * * * * * * * * *
                  * * * * ]. P&G may terminate the SECONDARY QUARTERLY PAYMENTS at any time for any reason, in which event exclusive rights under the BIOLASE IP and BIOLASE TECHNOLOGY relating to said P&G consumer product category shall revert to BIOLASE.

            2.3.2.For the sake of clarity, P&G's exclusive rights in the PRIMARY
                  P&G FIELD OF USE of use are not subject to reversion to BIOLASE.

            2.3.3.A written plan shall be considered reasonably acceptable to both PARTIES, but reasonable acceptability is not limited to, if the written plan is commercially reasonable and can be implemented within a commercially reasonable time period, and it includes the planned commercial launch of a product in at least one of the United States, Canada, or all or a portion of Western or Eastern Europe.

      2.4.  POTENTIAL LICENSES TO P&G WITHIN BIOLASE RETAINED FIELD.

            2.4.1.For the time period encompassing [*  *  * ] from the Effective
                  Date of this AGREEMENT or [* * * ] from the effective date of the LETTER, whichever time period ends sooner, BIOLASE will offer P&G the right of first refusal to develop [* * ] products within the following BIOLASE RETAINED FIELD categories: (i) [* * * * * * ] (ii) [* * * * * * *
                  * ]; (iii) [*  *  *  *  *  *  *  *  * ]; (iv) [*  *  *  * ];
                  (v) [*  *  * ]; (vi) [*  *  * ]; (vii) [*  *  *  *  * ]; and
                  (viii) [*  *  *  * ].

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      2.5.  DECISION MAKING. Within (i) the P&G FIELDS OF USE (including the [*
            * * ] FIELD OF USE if P&G exercises its option to add the [* * * * * ] FIELD OF USE to the PRIMARY P&G FIELD OF USE), (ii) P&G consumer product categories in the P&G FIELDS OF USE that have not reverted back to BIOLASE, and (iii) BIOLASE RETAINED FIELD categories offered to, and accepted by P&G under Section 2.4.1, P&G shall have the full and unrestricted right, but not the obligation, to make any and all decisions, in its sole discretion, surrounding its use of any BIOLASE TECHNOLOGY and/or BIOLASE IP, including, without limitation, the development, testing, marketing, manufacture, sourcing, packaging, sale, distribution, marketing and pricing of any products whatsoever in the P&G FIELDS OF USE, as well as whether or not to launch, market, promote, distribute and sell, or continue to sell, any Product whatsoever. In addition, P&G shall remain free to work with, contract with, subcontract with, conduct research and development with, or work for any third party and other third party researchers, developers, manufacturers, suppliers, etc. regarding any products or PRODUCTS, subject to all confidentiality obligations owed to BIOLASE.

      2.6. CONVERSION TO NON-EXCLUSIVE LICENSE. Excluding the [* * * * ] FIELD OF USE, P&G may, in its sole discretion, convert, at any time after [* * * ] from the EFFECTIVE DATE of this AGREEMENT, its exclusive license(s) under this AGREEMENT to non-exclusive license(s), in which case P&G will no longer be obligated to pay the FIRST or SECOND PRODUCT SHIPMENT PAYMENTS, or QUARTERLY PAYMENTS; however, P&G will not be entitled to a refund of any payments previously paid.

            2.6.1.In the event the exclusive license is converted to a non-exclusive license, the royalty rates shall remain as agreed to herein (at [* * * ]). However, if BIOLASE enters into a nonexclusive license with a third party at more favorable terms than that granted to P&G, BIOLASE shall offer the same terms to P&G, which P&G may accept at its sole discretion. For example, if BIOLASE grants a third party rights at a lower royalty rate than that applicable to P&G, P&G shall be offered the opportunity to convert its royalty rate to the lower royalty rate granted to such third party, with such lower rate to take effect upon execution of such third party agreement.

3.    TECHNOLOGY TRANSFER

      3.1. LICENSED BIOLASE TECHNOLOGY AND BIOLASE IP RELATED TO THE PRIMARY P&G FIELD OF USE. Upon reasonable written (including electronically) request by P&G, BIOLASE shall share or transfer to P&G, relevant aspects of the BIOLASE TECHNOLOGY and BIOLASE IP licensed to P&G in the PRIMARY P&G FIELD OF USE, including, the patent applications for the BIOLASE PATENTS in Exhibits A (and Exhibit B in the event P&G exercises its option to add the [* * * ] FIELD OF

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

            USE to the PRIMARY P&G FIELD OF USE) and related patent prosecution information, including conception and reduction to practice information, and will reasonably make available to P&G for consultation those BIOLASE employees with substantive knowledge regarding the application of BIOLASE TECHNOLOGY and BIOLASE IP in the PRIMARY P&G FIELD OF USE; provided, however, that BIOLASE will not be required to provide more than [* * * * ] of such consultation time per quarter to P&G and no more than [* * * * *
            * * ] in [* * ] consecutive calendar quarters. P&G and BIOLASE will appoint technical and patent liaisons who will serve as designated points of contact to develop and coordinate a timely process that is not overly burdensome for BIOLASE to effectuate said sharing of BIOLASE TECHNOLOGY and BIOLASE IP in the event P&G provides BIOLASE with a reasonable written request hereunder.

            In the event that such consultation leads P&G to determine that direct involvement of BIOLASE employees and R&D resources will be beneficial to the development of products using the BIOLASE TECHNOLOGY, P&G and BIOLASE may also enter into a joint development agreement ("JDA"), or other agreement, pursuant to which BIOLASE shall provide P&G with the specified testing, research, development, prototyping, production, manufacturing services or other assistance requested by P&G, to test, develop, produce and manufacture prototype PRODUCTS and such other products using the BIOLASE TECHNOLOGY as P&G may request ("SERVICES").

            As applicable, the PARTIES will meet at least annually to review progress on specific development projects within the P&G FIELDS OF USE.

      3.2. LICENSED BIOLASE TECHNOLOGY AND BIOLASE IP IN P&G FIELDS OF USE (EXCLUDING THE PRIMARY P&G FIELD OF USE). Upon reasonable written request from P&G, BIOLASE will share the information reasonably necessary for P&G to determine whether P&G has an interest in developing and commercializing a BIOLASE TECHNOLOGY or BIOLASE IP within the P&G FIELDS OF USE (excluding the PRIMARY P&G FIELD OF
            USE). Should P&G have an interest in evaluating or commercializing BIOLASE TECHNOLOGY or BIOLASE IP disclosed under this Section 3.2, BIOLASE shall disclose information to P&G which is reasonably related to P&G's interest (including development and manufacturing information), within a commercially reasonable period of time of P&G's request to BIOLASE.

4.    PAYMENTS

      4.1. QUARTERLY PAYMENTS TO BIOLASE UNTIL SHIPMENT OF A FIRST PRODUCT. P&G shall pay BIOLASE a QUARTERLY sum of [* * * * * * * ] ($[* *
            * ]) (each payment a "QUARTERLY PAYMENT"). The first QUARTERLY PAYMENT shall be due at [* * * * * ] in which the EFFECTIVE DATE of this AGREEMENT occurs or [* * * * * * ] from the effective date of the LETTER, whichever is sooner. Each successive QUARTERLY PAYMENT shall be due on the [* * * * * * * * ] (See Section 4.4.1). QUARTERLY PAYMENTS shall cease upon [*

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

            *  * ] distribution in the United States of the first Product. [*  *
            * ] of each QUARTERLY PAYMENT is payment for services provided by BIOLASE to P&G. [* * * * * ] of each Quarterly Payment shall be treated as pre-paid royalties [* * * * * * * * * * * *
            * ]). Payments made under this Section 4.1 are non-refundable except as otherwise provided herein.

      4.2.  MILESTONE PAYMENTS FOR FIRST PRODUCT AND SECOND PRODUCT

            4.2.1. FIRST PRODUCT SHIPMENT PAYMENT. P&G shall pay BIOLASE a product launch milestone payment in the amount of [* * * *] ($[* * * ]) on the terms and subject to the conditions set forth here below (the "FIRST PRODUCT SHIPMENT PAYMENT").

                  4.2.1.1. The FIRST PRODUCT SHIPMENT PAYMENT shall be due when the first PRODUCT covered by one or more valid and enforceable claims of one or more United States BIOLASE PATENT(S) is first shipped for [* * * * ] distribution in the United States.

                  4.2.1.2. Payments made under this Section 4.2.1 are
                        non-refundable except as otherwise provided herein. For the sake of clarity, BIOLASE shall be entitled to only one FIRST PRODUCT SHIPMENT PAYMENT and under no circumstance shall there be another FIRST PRODUCT SHIPMENT PAYMENT.

            4.2.2. SECOND PRODUCT SHIPMENT PAYMENT. P&G shall pay BIOLASE a second product launch milestone payment in the amount of [*  *
                  * * * ] ($[* * * ]) on the terms and subject to the conditions set forth here below (the "SECOND PRODUCT SHIPMENT PAYMENT").

                  4.2.2.1. The SECOND PRODUCT SHIPMENT PAYMENT shall be due when the second PRODUCT covered by one or more valid and enforceable claims of one or more United States BIOLASE PATENT(S) is first shipped for [* * * * * ] distribution in the United States.

                  4.2.2.2. The SECOND PRODUCT SHIPMENT PAYMENT shall be treated as prepaid royalties [*  *  *  *  *  *  *  *  *  *  *  *
                        * * * ]. The second PRODUCT shall not include cosmetic changes or minor improvements (refreshes) which do not fundamentally change the benefit delivered by the first PRODUCT. The second PRODUCT is one that is largely unique and different from the first PRODUCT. For the avoidance of doubt, some non-limiting examples of a PRODUCT that does not differ significantly from the first PRODUCT are PRODUCTS that incorporate only packaging changes; artwork changes; bonus packs; marketing promotions; changes to the size, color or shape of the PRODUCT; the addition or elimination of minor [* * * ], and combinations thereof. Payments made under this Section 4.2.2 are non-refundable except as otherwise provided herein. For the sake of clarity, BIOLASE shall be entitled to only one SECOND PRODUCT SHIPMENT

                        PAYMENT and under no circumstance shall there be another Second PRODUCT SHIPMENT PAYMENT. For the sake of clarity and to serve as an example, if a first PRODUCT is a [*
                        * ], the second Product may or may not be a [* * * ]. Further, if a first PRODUCT is a [* * ] and a second PRODUCT is a [* * * ], the [* * ] will be a second PRODUCT.

            4.2.3. For the sake of clarity, in no circumstance will there be a third product shipment payment.

      4.3.  ROYALTY PAYMENTS ON PRODUCT SALES

            4.3.1. P&G will make royalty payments (the "ROYALTY PAYMENTS") to
                  BIOLASE based on the NOS of such PRODUCTS. The ROYALTY PAYMENT shall be equal to the [* * * * * * * * ]. ROYALTY PAYMENTS may be reduced by [* * * * * * * * * * *
                  * ].

            4.3.2. The royalty rate shall be [* ] if the PRODUCT is in a [*  *
                  *] product category where [* * * * * * * * * * * ] (see Exhibit D for a non-exhaustive list). For the avoidance of doubt, a [* * * * * * * * * * * * * * * * *
                  * ] shall be considered a product category where [*  *  *  *
                  * * * * * * ] and shall be only subject to a [* ] royalty in the event a royalty is applicable. The royalty rate shall be [* ] if the PRODUCT is in a product category where [* * *
                  *  *  *  *  *  *  *  * ]. [*  *  *  * * * * * * * ] which [* *
                  * * ] shall not trigger a [* * ] royalty. Further, using [*  *
                  * * * * * * * * * * * * ] shall not trigger a [* * ] royalty. For the avoidance of doubt, [* * * * * * * *
                  * ], but only [*  *  * ], then a [*  *  *  * ] or [*  * ] that
                  [*  * ] would be considered a product in a category where [*
                  *  *  *  *  *  *  *  *  *  *  *].

            4.3.3. The amount of ROYALTY PAYMENTS due shall be calculated on [*
                  * * ] basis from the date of [* * * * ] of PRODUCT in such [* * ]. ROYALTY PAYMENTS shall only be due for sales in those [* * ] where commercial sale of a PRODUCT (as defined in Section 1.10) is covered by one or more [* * * * * * * ] claims covering said PRODUCT. ROYALTY PAYMENTS shall be paid on a QUARTERLY basis and shall be due on the [* * ] of the subject QUARTER. P&G may elect to combine ROYALTY PAYMENTS into a single payment mechanism (e.g., a single wire transfer).

            4.3.4. P&G Sublicenses to Third Parties

          4.3.4.1. P&G Sublicenses Comprising Only BIOLASE PATENTS. To the extent that P&G would have owed ROYALTY PAYMENTS for a PRODUCT under this AGREEMENT, sub-licenses (comprising only BIOLASE PATENTS) from P&G to third parties will bear [* * ] royalty rate [ * * * * * ]. [ * * * * * * * * * * * * * * *
                 *  *  *  *  *  *  *  *  *  *  *].

          4.3.4.2. P&G Sublicenses Comprising BIOLASE PATENTS and P&G Intellectual Property. In the event P&G enters any agreement with a third party that includes P&G intellectual property and a grant under BIOLASE PATENTS as part of that agreement, wherein said grant to such third party to sell products under BIOLASE PATENTS and said sale would have been subject to ROYALTY PAYMENTS by P&G to BIOLASE if P&G were selling such products, P&G and BIOLASE shall mutually agree to [* * * * * * * * * * * * * *
               *  *  *  *  *  *  *  *  *  *  *  *  *  *  * ], and P&G shall pay
               [ * * * ] to BIOLASE. For example, if P&G elected to license a third party rights under both BIOLASE PATENTS and P&G intellectual property, and [* * * * *] obligated the third party to pay P&G an [* *] to maintain such license then BIOLASE would receive [* * * * * * * * * * * * * * * * *
               *  *].

               4.3.4.2.1. The [*  *  *] under this Section 4.3.4.2 shall be [*
                    *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *  *
                    * * * * * *]. It is foreseeable that BIOLASE, only as applicable to this Section 4.3.4.2 may receive [* *] compensation, according to the [* * * * * * * * *
                    * * * * *], for BIOLASE PATENTS than they otherwise would have under this Agreement. In no event, however, shall the [* * *] owed to BIOLASE exceed the equivalent of a [* * ] ROYALTY PAYMENT, as would otherwise be applicable under this Agreement.

          4.3.5. P&G shall deliver to BIOLASE a written report of all NOS of PRODUCTS, [* * ] in all countries where royalty payments are due on Products sold, the applicable royalty rate, the amount of earned royalty, and the calculation of the ROYALTY PAYMENT due to Biolase after deduction of the current total amount of payments hereunder that [* * * * ]. Said royalty report shall be delivered by P&G within [* * * * *] of the last day of the Quarter in which they are earned.

          4.3.6. P&G shall keep accurate and complete records for Products marketed pursuant to this AGREEMENT of: (i) its calculation of NOS for Products (as defined herein); and (ii) all royalties paid and payable hereunder (hereinafter such reports shall collectively be referred to as "SALES AND ROYALTY RECORDS"). Such Sales and Royalty Records will be kept with sufficient detail to enable an independent auditor to verify such figures and to calculate NOS and total royalties paid and payable hereunder and shall be retained for the TERM and for at least
               [* * * ] subsequent to expiration of the TERM or termination.

          4.3.7. All payments due to BIOLASE under this Article shall be made in U.S. Dollars via wire transfer to an account designated by BIOLASE. P&G shall notify BIOLASE as indicated below prior to sending any such wire transfers.

          4.3.8. Any SALES AND ROYALTY REPORT(S) and notification of any wire transfer(s) shall be delivered to: BIOLASE TECHNOLOGY, Inc., 4 Cromwell, Irvine CA 92618, attention Richard Harrison, Chief Financial Officer and Secretary, or to his designee or successor.

          4.3.9. At any time prior to the expiration of [* * *] following the end of any calendar year, BIOLASE shall have the right to audit P&G's SALES AND ROYALTY RECORDS RELATIVE to this AGREEMENT, said auditor being independent, having no past relationship with BIOLASE. The purpose of such audit shall be to verify the calculation of gross sales for such year, NOS for such year and the royalties paid and payable hereunder for such year. BIOLASE shall provide at least [* * * * *] advance written notice before each such audit. P&G shall cooperate in such audit by allowing BIOLASE access (during P&G's normal business hours at the locations where such SALES AND ROYALTY RECORDS are kept) solely to P&G's SALES AND ROYALTY RECORDS. Upon request by P&G, the BIOLASE auditor may be required, as a condition of being granted access to P&G's SALES AND ROYALTY RECORDS hereunder, to agree to maintain any information reviewed (including, but not limited to the Auditor's Reports (defined in Section 4.3.11) submitted to the PARTIES pursuant to 4.3.11 below) in confidence. Notwithstanding anything herein to the contrary, BIOLASE may only cause an audit once in any calendar year and only once with respect to each calendar year.

          4.3.10.At the conclusion of the auditor's audit pursuant to Section
               4.3.9 above, the auditor shall submit a written report (herein "AUDITOR'S REPORT") to the PARTIES setting forth the auditor's findings with respect to the correct gross sales, NOS and total royalties paid and payable for the quarter(s) in question. If the AUDITOR'S REPORT results in findings as to gross sales, NOS or royalties which are different from those originally reported or paid by P&G, then the AUDITOR'S REPORT shall include a reconciliation of the original figures with those found to be correct by the auditor and the source of such difference(s). The Auditor's Report and its content shall be treated as confidential pursuant to Section 11. If there is no challenge to the AUDITOR'S REPORT within [* * *] after receipt of the report by P&G, and it shows an underpayment of royalties, then P&G shall pay to BIOLASE within [* * ] of expiration of the [* * ] challenge period an amount sufficient to remedy the amount of any under reporting or underpayment of royalties found by the auditor plus interest calculated at the then current prime rate from the date such payment is due. If the AUDITOR'S REPORT shows an overpayment of royalties, such overpayment shall be creditable against any future royalties payable in subsequent royalty periods. The cost and expense of any audit conducted hereunder shall be borne by BIOLASE unless the AUDITOR'S REPORT finds an error in BIOLASE's favor of at least [* * * ] of the royalties originally paid by P&G, in which case P&G shall bear such cost and expense, subject to the outcome of the audit dispute resolution process specified in following section.

          4.3.11.The PARTIES agree to work together with the auditor in good faith to resolve any disputes arising out of or relating to the numbers verified and the results reported in an AUDITOR'S REPORT in a timely, professional and non-adversarial manner. If the PARTIES and the auditor cannot so resolve a dispute, then either Party may submit such dispute for binding arbitration (hereinafter referred to as "ROYALTY ARBITRATION") to a panel of three (3) arbitrators. Such Royalty Arbitration shall be conducted in Cincinnati, Ohio, if brought by BIOLASE and in Irvine, California if brought by P&G. The arbitrators shall be selected and the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association except that the only issue for arbitration in the ROYALTY ARBITRATION shall be the accuracy of the reporting and calculation of the values for gross sales, NOS, and royalties paid and payable hereunder. The arbitrators shall not have power to add to, subtract from or modify any of the terms or conditions of this AGREEMENT. Any award rendered in such arbitration may be enforced by either PARTY in the courts of the State of New York, to whose jurisdiction each PARTY hereby irrevocably consents and submits for such purpose. Each PARTY shall bear its own expense associated with the ROYALTY ARBITRATION. The losing party shall bear the cost of the arbitration itself and will also be required to pay the other party's attorneys' fees associated with the ROYALTY ARBITRATION. In the event that the outcome of the arbitration is such that there is not a clear losing party, then the PARTIES agree to share the costs for the arbitration in a manner consistent with the decision of the arbitrators.

          4.3.12.WITHHOLDING. If a law or regulation of any country in which PRODUCTS are sold requires withholding of taxes of any type, levies or other charges with respect to any amounts payable hereunder to BIOLASE, P&G shall promptly pay such tax, levy or charge for and on behalf of BIOLASE to the proper governmental authority, and shall promptly furnish BIOLASE with receipt of such payment. P&G shall have the right to deduct any such tax, levy or charge actually paid from payment due BIOLASE or be promptly reimbursed by BIOLASE if no further payments are due BIOLASE. P&G agrees to assist BIOLASE in claiming exemption from such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and shall use reasonable efforts to minimize the amount required to be so withheld or deducted.

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


     4.4. PAYMENT DUE DATES. Except for the payment of first QUARTERLY PAYMENT due [* * ] the EFFECTIVE DATE of this AGREEMENT (the "INITIAL QUARTERLY PAYMENT"), any payment, including but not limited to any QUARTERLY PAYMENT, ROYALTY PAYMENTS, FIRST PRODUCT SHIPMENT PAYMENT, SECOND PRODUCT SHIPMENT PAYMENT, etc., due under this AGREEMENT shall be paid within [* *] days of its due date. In the event the payor does not make the payment in full by the [* * * ] day after the due date, the payee shall be entitled to interest in the amount of the then current [* * * * * *] on any unpaid amount, from the [* *] following the due date until such time as the payor pays the payee the amount owed.

          4.4.1. The INITIAL QUARTERLY PAYMENT shall be paid within [* * * ] after the EFFECTIVE DATE of this AGREEMENT. For the avoidance of doubt, if the EFFECTIVE DATE of this AGREEMENT is January 24, 2007, then the INITIAL QUARTERLY PAYMENT shall be paid on or before [* * * ] and the next QUARTERLY PAYMENT shall be paid on or before [* * * * ], and still further, the third QUARTERLY PAYMENT shall be paid on or before [* * * ]. In the event the payor does not make the INITIAL QUARTERLY PAYMENT in full by the [* * * ] after execution of this AGREEMENT, the payee shall be entitled to interest in the amount of the then current prime rate plus [* * *] on any unpaid amount, from the [* * * *] following the EFFECTIVE DATE of this AGREEMENT until such time as the payor pays the payee the amount owed.

          4.4.2. Any QUARTERLY PAYMENT that accrues after the beginning of a QUARTER shall be pro-rated to deduct a portion of the QUARTERLY PAYMENT associated with the period of time between the beginning of the QUARTER and the accrual date of the payment within the QUARTER.

5.   INTELLECTUAL PROPERTY OWNERSHIP

     5.1. BACKGROUND INTELLECTUAL PROPERTY. All IP developed, conceived or reduced to practice prior to the EFFECTIVE DATE of this AGREEMENT shall continue to be owned by the respective PARTY that developed, conceived or reduced it to practice.

     5.2. OWNERSHIP BY P&G. All Improvements made solely by P&G shall be owned and retained by P&G, including IMPROVEMENTS to BIOLASE TECHNOLOGY invented or developed solely by P&G. Further, IMPROVEMENTS made solely by P&G, including patent applications comprising only such IMPROVEMENTS, are not subject to this AGREEMENT.

     5.3. OWNERSHIP BY BIOLASE. BIOLASE shall continue to own BIOLASE TECHNOLOGY and BIOLASE IP and, except as set forth herein, no other rights or licenses to the BIOLASE TECHNOLOGY or BIOLASE IP shall be granted to P&G, and BIOLASE shall own any IMPROVEMENTS to the BIOLASE TECHNOLOGY that it solely develops, conceives or reduces to practice, provided, however, that such IMPROVEMENTS shall be licensed to P&G in accordance with the terms of this AGREEMENT.

          5.3.1. While P&G has the right to file on BIOLASE IMPROVEMENTS (e.g., continuations-in-part under Exhibit A) under Section 6.1 below, it is understood that BIOLASE shall retain ownership of said BIOLASE IMPROVEMENTS and said BIOLASE PATENTS.

     5.4. JOINT OWNERSHIP. The PARTIES shall jointly own any IP that is jointly conceived under this AGREEMENT. Any jointly owned IP shall be licensed to P&G by BIOLASE in accordance with the terms of this AGREEMENT.

          5.4.1. Pursuant to Section 3.1 above, the PARTIES may agree to enter into a JDA or SERVICES agreement. Terms and conditions for a JDA or SERVICES agreement shall be agreed to at the time P&G and BIOLASE mutually agree to enter into such an arrangement.

6.   PREPARATION AND PROSECUTION OF PATENT APPLICATIONS AND PATENT COSTS

          6.1 LICENSED BIOLASE PATENTS OF EXHIBITS A AND B. Upon the Effective Date of this AGREEMENT and written notification from P&G, P&G will have the right, but not the obligation, to take control of the BIOLASE PATENTS listed in Exhibit A (and Exhibit B, if P&G exercises its option to add the [* * *] FIELD OF USE to the PRIMARY P&G FIELD OF USE) and patent applications comprising BIOLASE IMPROVEMENTS in the PRIMARY P&G FIELD OF USE and P&G/BIOLASE joint IMPROVEMENTS to the BIOLASE TECHNOLOGY in the PRIMARY P&G FIELD OF USE. P&G's right to take control as discussed above in this Section 6.1 shall mean to have sole responsibility and decision making authority for the preparation, filing (including the filing of continuations, continuations-in-part, divisionals, reissues, and reexaminations), prosecution, and maintenance of the BIOLASE PATENTS listed in Exhibit A (and Exhibit B, if P&G exercises its option to add the [* * ] FIELD OF USE to the PRIMARY P&G FIELD OF USE). P&G will pay all costs and expenses associated with said control in the event and to the extent P&G exercises its right to take control of one or more BIOLASE PATENTS hereunder. BIOLASE will cooperate with P&G, including giving P&G power of attorney and changing the correspondence address to P&G's address.

               6.1.1 In the event that P&G takes control of a BIOLASE PATENT and decides not to prosecute or maintain said BIOLASE PATENT in any particular country (including the United States), BIOLASE may take back control of that patent or application in which event BIOLASE shall be responsible for all costs and expenses associated with the said BIOLASE PATENT, including costs and expenses associated with the prosecution and maintenance of said patent.

                    6.1.1.1 In the event P&G elects not to prosecute or maintain a BIOLASE PATENT that P&G has taken control of, P&G will provide BIOLASE with at least [* *

                         *] advance written notice of such decision. P&G's written notice will be done in a good faith manner which reasonably provides BIOLASE with at least [*
                         * *] to continue with prosecution or maintenance of that BIOLASE PATENT. In the event that BIOLASE takes control of a BIOLASE PATENT under Sections
                         6.1.1 or 6.1.2, such change in control will have no effect on P&G's payment obligations under
                         Section 4 and said BIOLASE PATENT shall continue to be licensed to P&G pursuant to the license grant of Section 2.

                    6.1.1.2 P&G will only be responsible for the costs and
                         expenses incurred from the time of control of a BIOLASE PATENT is taken by P&G to the sooner of (a) [* * *
                         *] or (b) the lapse of [* * *] from the time of notice to BIOLASE that P&G will not continue to prosecute or maintain particular BIOLASE PATENT(S).

               6.1.2 [*   *   *   *   *  *   *  *  *  *  *  *  *  *  *  *  *  *
                    *  *  *  *  *  *  *  *  *  *  *   *  *  *  *  *  *  *  *  *
                    *  *  *  *  *  *  *  *   *  *  *  *  *  *  *  *  *  *  *  *
                    *  *  *  *  *  *  *  *   *].BIOLASE will have control and be
                    responsible for all costs associated with any filings made by BIOLASE under this Section 6.1.2. Any filings made by BIOLASE under this Section 6.1.2 shall be subject to the license granted to P&G under Section 2 of this AGREEMENT.

               6.1.3 For the applications or patents which P&G controls or has taken control of under this AGREEMENT, P&G shall notify BIOLASE of all written and oral communications to and from any patent office(s) (including, filings, official actions, responses to official actions, etc.) in the same manner outlined by Section 6.2.2.1 and BIOLASE shall have the right to provide P&G with comments on matters relevant to all fields outside of the PRIMARY P&G FIELD OF USE and P&G shall consider in good faith said BIOLASE comment(s) in the same manner outlined by 6.2.2.

               6.1.4 INTERFERENCES, OPPOSITIONS, AND SIMILAR PROCEEDINGS. For
                    BIOLASE PATENTS controlled by P&G, P&G also may, in its sole discretion, elect to undertake or defend any interference, reexamination, opposition or similar procedure with respect to said BIOLASE PATENTS. P&G shall be responsible for all costs and expenses associated with said proceedings. If P&G does not elect to undertake or defend any interference, reexamination, opposition or similar procedure, BIOLASE may elect to do so at BIOLASE's expense.

     6.2  LICENSED BIOLASE PATENTS RELATED TO THE P&G FIELD OF USE.

               6.2.1 BIOLASE shall provide to P&G a written update, at least [*
                    * *], starting from the EFFECTIVE DATE of this AGREEMENT, of the BIOLASE PATENTS in Exhibits A, Exhibit B (if P&G
                    exercises its option to add the [*   *   *   *] FIELD OF USE
                    to the PRIMARY P&G FIELD OF USE), and Exhibit C (if any consumer product categories in the P&G FIELDS OF USE remain
                    after [*   * ] from the EFFECTIVE of this AGREEMENT or if
                    P&G accepts any BIOLASE RETAINED FIELD CATEGORIES offered by BIOLASE)

                    6.2.1.1 Exhibit C is to be populated by BIOLASE [*   *   * ]
                         from the EFFECTIVE DATE of this AGREEMENT so long as at least one consumer product category in the P&G FIELDS
                         OF USE remains after [*   *   *] from the EFFECTIVE of
                         this AGREEMENT, or so long as P&G accepts at least one
                         (1) BIOLASE RETAINED FIELD category offered by BIOLASE. Exhibit C shall remain unpopulated upon execution of this AGREEMENT.

               6.2.2 For all BIOLASE PATENTS in Exhibits A, B, or C under the control of BIOLASE, P&G shall have the ability to provide BIOLASE with comments relevant to the P&G FIELD OF USE and these comments will be considered in good faith by BIOLASE. P&G comments may include, but are not limited to, claim and specification amendments, submission of prior art, claim additions and deletions, and arguments responsive to official communications from a patent office related thereto.

                    6.2.2.1 For BIOLASE PATENTS in Exhibits A, B, or C under the control of BIOLASE, copies of official written communications from a patent office shall be provided to P&G as soon as reasonably possible, but in no event
                         greater than [*   *   *   *] after receipt by BIOLASE.
                         Additionally, all papers prepared by BIOLASE for filing in a patent office shall be provided to P&G within a reasonable period of time to allow for P&G comment and incorporation thereof by BIOLASE, as applicable. Each PARTY shall be responsible for its own attorney's fees and other costs incurred in reviewing filings and official communications, and making, reviewing, discussing, and incorporating comments. Copies of official written communications to a PATENT office shall be provided to P&G as soon as reasonably possible, but in no event greater than
                        [*  *   *] after submission by BIOLASE

                    6.2.2.2 In the event that BIOLASE decides not to prosecute or maintain a BIOLASE PATENT in Exhibits A or B (for those BIOLASE PATENTS in Exhibits A or B which BIOLASE maintains or takes control of) or Exhibit C in any particular country (including the United States), P&G may take control of that particular application or PATENT and elect to pay all costs and expenses associated with control, including prosecution and maintenance of the BIOLASE PATENTS. BIOLASE shall
                         provide P&G with at least [*   *   * ] advanced written
                         notice of such decision not to prosecute or maintain a BIOLASE PATENT in Exhibit A. B, or C as applicable. BIOLASE's written notice will be done in a good faith
                         manner which provides P&G with at least [*   *   * ] to
                         continue with prosecution or maintenance of that BIOLASE PATENT. P&G may discontinue its prosecution or maintenance of a BIOLASE PATENT under this Section
                         6.2.2.2 at any time acting in its sole discretion.

          6.2.3 INTERFERENCES, OPPOSITIONS, AND SIMILAR PROCEEDINGS. For BIOLASE PATENTS of Exhibit A that remain controlled by BIOLASE, BIOLASE shall notify P&G of all written and oral communications to and from any patent office(s) concerning any reexamination, reissuance, interference, opposition or similar proceedings in the same manner outlined by Section 6.2.2.1 and P&G shall have the right to comment on matters relevant to the PRIMARY P&G FIELD OF USE and BIOLASE shall consider in good faith said P&G comment(s) in the same manner outlined by Section 6.2.2.

     6.3 COOPERATION. P&G and BIOLASE agree to fully cooperate regarding the execution of any documents necessary or desirable to prepare, prosecute, or maintain any patents under Section 6.

7.   INFRINGEMENT BY THIRD PARTIES

     7.1 NOTIFICATION. Both BIOLASE and P&G agree to notify each other in writing should either PARTY become aware of a possible infringement of the BIOLASE PATENTS that relates to the P&G FIELDS OF USE.

     7.2. THIRD PARTY INFRINGEMENT IN P&G FIELDS OF USE (EXCLUDING THE P&G PRIMARY FIELD OF USE).

          7.2.1. If P&G provides BIOLASE with evidence of infringement of one of the BIOLASE PATENTS listed in or to be listed in Exhibit C in the P&G FIELDS OF USE other than the P&G PRIMARY FIELD OF USE, and if P&G has initiated development or provided a plan as described above in Section 2.3, then P&G may by written notice request BIOLASE to take steps to terminate the infringement. If BIOLASE does not, within [* * ] of receipt of such notice, take appropriate action against the alleged infringement, then:

               7.2.1.1 Upon written notice to BIOLASE, P&G shall have the right, but not the obligation, as exclusive licensee to institute such action in its own name as it deems appropriate to terminate said infringement through negotiation, litigation, and/or alternative dispute resolution at P&G's expense. As exclusive licensee, P&G shall have the power at its expense to institute, prosecute and settle, including by granting the infringing party a sublicense, suits for infringement of the BIOLASE PATENTS listed in or to be listed in Exhibit C under this Section 7.2.1.1 after said [* * * ] period, and if required by law, BIOLASE will join as a party plaintiff in such suits at P&G's expense.

               7.2.1.2. P&G shall have the right to select and control counsel in any action initiated by P&G under Section 7.2.1.1.

          7.2.2. Any recovery awarded or received in connection with any negotiation, settlement or suit under this Section 7.2. in excess of litigation costs shall belong solely to P&G except as provided under
          Section 4.3.4.

     7.3. THIRD PARTY INFRINGEMENT IN PRIMARY P&G FIELD OF USE.

          7.3.1 As exclusive licensee in the PRIMARY P&G FIELD OF USE, P&G shall have sole decision making authority regarding enforcement of the BIOLASE PATENTS listed or belonging in Exhibit A (and Exhibit B, if P&G exercises its option to add the [* * * ] FIELD OF USE to the PRIMARY P&G FIELD OF USE). P&G shall have the right, but not the obligation, to file, prosecute and settle any such claims at its sole discretion. P&G shall retain any proceeds paid by a third party as a result of the enforcement of the BIOLASE PATENTS within the PRIMARY P&G FIELD OF USE except as provided under Section 4.3.4. BIOLASE agrees to cooperate with P&G with the enforcement of any claim within the PRIMARY P&G FIELDS OF USE and agrees to join, at P&G's expense, any such action as a party plaintiff to the extent required by law.

               7.3.1.1 P&G agrees that it will use reasonable efforts to consult with BIOLASE prior to the initiation of any action by P&G under
               Section 7.3.1. For the avoidance of doubt, said consultation under this Section 7.3.1.1 shall not impair P&G's right to, in its sole discretion, institute an action in its own name under
               Section 7.3.1 to terminate an infringement in the PRIMARY P&G FIELD OF USE.

               7.3.1.2. P&G shall have the right to control and to select counsel in any action initiated by P&G under Section 7.3.1.

               7.3.1.3 Any recovery awarded or received in connection with any negotiation, settlement, or suit under this Section 7.3.1 in excess of litigation costs shall belong solely to P&G except as provided under Section 4.3.4.

     7.4. THIRD PARTY INFRINGEMENT IN BIOLASE RETAINED FIELD. BIOLASE will have sole control and discretion regarding how to proceed in the event that a third party is infringing one of the BIOLASE PATENTS in the BIOLASE RETAINED FIELD and any recovery or settlement awarded or received in connection with such action shall be solely retained by BIOLASE.

     7.5. PROSECUTION OF THIRD PARTY INFRINGEMENT IN OTHER PARTY'S FIELD OF USE.

               7.5.1. To the extent that P&G is permitted to exploit a specific Product application in the BIOLASE RETAINED FIELD pursuant to
               Section 2.4 and a third party is infringing one of the BIOLASE PATENTS in connection with such Product application, such infringement shall be treated as if it had taken place in P&G FIELDS OF USE (excluding the PRIMARY P&G FIELD OF USE) in accordance with Section 7.2.

     7.6. DECLARATORY JUDGMENTS.

               7.6.1. If a declaratory judgment action alleging invalidity, unenforceability or non-infringement of any of the BIOLASE PATENTS is brought against P&G or if a declaratory judgment action alleging invalidity, unenforceability or non-infringement of any of the BIOLASE PATENTS is brought against BIOLASE for a BIOLASE PATENT under which P&G is paying BIOLASE a royalty, P&G may elect, in its sole discretion, to have sole control of the action, including, but not limited to, selection and control of counsel and the defense and settlement of the action, and if P&G so elects it shall bear all the costs of the action and shall defend against such declaratory judgment action. P&G shall keep BIOLASE reasonably informed of the progress of the legal action. P&G may not agree to invalidity, unenforceability, or non-infringement of a BIOLASE PATENT or any claim thereof without BIOLASE'S prior written consent, which may be not be unreasonably withheld.

            7.6.2. Except as set forth in Section 7.6.1, if a declaratory judgment action alleging invalidity, unenforceability or non-infringement of any of the BIOLASE PATENTS is brought against BIOLASE, BIOLASE shall have sole control of the action, including, but not limited to, selection and control of counsel and the defense and settlement of the action.

            7.6.3. Except as set forth in Section 7.6.1, if a declaratory judgment action alleging invalidity, unenforceability or non-infringement of any of the BIOLASE PATENTS is brought against both PARTIES, BIOLASE shall have sole control of the action, including, but not limited to, selection and control of counsel and the defense and settlement of the action.

      7.7. COOPERATION. Each Party shall fully cooperate with the other PARTY, at said other PARTY'S expense, in support of any action initiated by said other PARTY under Section 7, including using commercially reasonable efforts to have its employees testify when requested and to make available relevant records, papers, information, samples, specimens, and the like.

8. ALLEGED INFRINGEMENT OF THE PARTIES

      8.1. ALLEGED INFRINGEMENT BY P&G IN P&G FIELDS OF USE OR FOR A SPECIFIC PRODUCT APPLICATION UNDER SECTION 2.4.

            8.1.1. If P&G, any of its AFFILIATES or sublicensees, distributors or other customers are approached by or sued by a third party concerning an allegation of patent infringement for the development, manufacture, use, distribution or sale of a product within the P&G FIELDS OF USE, including the PRIMARY P&G FIELD OF USE, for a product incorporating BIOLASE TECHNOLOGY, or for a specific product application under Section 2.4, P&G will promptly, within reason, notify BIOLASE upon its receiving written notice of such allegation. P&G shall be entitled to solely control all aspects of the defense or mitigation of any such allegations, including but not limited to, selection and control of counsel, negotiation, litigation strategy development and execution, and settlement.

            8.1.2. In the event P&G is a party to a legal action pursuant to
            Section 8.1.1, BIOLASE shall fully cooperate with and supply all assistance reasonably requested by P&G, including by using commercially reasonable efforts to have its employees testify when requested and to make available relevant records, papers, information, samples, specimens, and the like. P&G shall bear the reasonable expenses incurred by BIOLASE in providing assistance and cooperation as requested by P&G pursuant to this Section 8.1.2.

            8.1.3. P&G shall keep BIOLASE reasonably informed of the progress of the legal action, and BIOLASE shall be entitled to be represented by counsel in connection with such legal action at its own expense.

            8.1.4. P&G shall have the sole right to settle any claims under this
            Section 8.1.

            8.1.5. In the event P&G settles any claim under Section 8.1.4., P&G agrees that it will not take any action that would (i) compromise any of BIOLASE's assets, including but not limited to the BIOLASE PATENTS, BIOLASE IP, BIOLASE TECHNOLOGY and (ii) obligate BIOLASE to a third party in any way. For the avoidance of doubt, nothing in this Section 8.1.5 shall be interpreted to reduce, diminish, or extinguish any rights granted to P&G under this AGREEMENT.

9. REPRESENTATIONS AND WARRANTIES

      9.1. OF BOTH PARTIES. Each PARTY represents and warrants to the other PARTY that, as of the EFFECTIVE DATE of this AGREEMENT:

            9.1.1. The execution, delivery and performance of this AGREEMENT and the consummation by the warranting PARTY of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the warranting PARTY, as appropriate.

            9.1.2.  This AGREEMENT has been duly executed and delivered by the warranting PARTY, and constitutes a valid and legally binding obligation of the warranting PARTY enforceable against such PARTY in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to the general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
                                                                              23

         9.1.3. The warranting PARTY has not and will not enter into any agreement, the terms and conditions of which, would be inconsistent or in derogation with any of the terms and conditions hereof.

         9.1.4. The warranting PARTY is duly organized and validly existing under the laws of the jurisdiction of its organization, and has full power, authority and legal right to execute, deliver and perform this AGREEMENT, and has taken all necessary action to authorize the execution, delivery and performance of this AGREEMENT.

         9.1.5. The warranting PARTY is not subject to any judgment, order, injunction, decree or award of any court, administrative agency or governmental body that would or might interfere with its performance of any of its material obligations hereunder.

9.2.OF BIOLASE. BIOLASE hereby covenants, represents, and warrants to P&G, that to BIOLASE's knowledge:

         9.2.1 There are no claims, liens, mortgages, licenses, commitments, obligations, or encumbrances of any kind concerning the BIOLASE IP that would affect the ability of BIOLASE to grant the rights and perform the obligations contemplated by this AGREEMENT.

         9.2.2. Any granted, or allowed claims, of the BIOLASE PATENTS are valid and enforceable and there are no actions or prior art that would affect the validity or enforceability of any granted, or allowed claims, of the BIOLASE PATENTS, including, but not limited to, any reexamination requests, opposition proceedings, certificates of correction, or reissuance requests. BIOLASE's knowledge applies to all agents and employees of BIOLASE, as well as, agents and attorneys preparing and prosecuting BIOLASE PATENTS (not including P&G agents and P&G attorneys).

         9.2.3.   BIOLASE owns all right, title, and interest in the BIOLASE IP.

         9.2.4.   BIOLASE has made a reasonable effort to populate Exhibits A,
                  B, and C (once Exhibit C is populated [*   *   * ] after the
                  EFFECTIVE DATE of this AGREEMENT), such that attached Exhibits
                  A, B, and C (once Exhibit C is populated [*   * ] after the
                  EFFECTIVE DATE of this AGREEMENT) of this AGREEMENT contain a true and complete list of all of the BIOLASE PATENTS, including BIOLASE PATENTS that BIOLASE has a LICENSABLE INTEREST or transferable interest in. It is understood that, despite a reasonable effort to populate Exhibits A, B, and C
                  (once Exhibit C is populated [*   * ] after the EFFECTIVE DATE
                  of this AGREEMENT), Exhibits A, B, or C may not be a true and complete list of all BIOLASE PATENTS. However, upon realization of any error, correction will be made within a reasonable period.

         9.2.5. BIOLASE PATENTS and BIOLASE TECHNOLOGY related thereto, listed in attached Exhibits A, B, and C (once Exhibit C is populated
                  [*  *   *] after the EFFECTIVE DATE of this AGREEMENT) are not
                  subject to any contractual obligations in the P&G FIELDS OF USE, including existing or expectant licenses.

         9.2.6. As of the EFFECTIVE DATE, BIOLASE does not, directly or indirectly, make, presently have made, use, import, export, sell, presently have sold, or offer for sale, anywhere in the world, a [*** **] or a [* * *], or a [* * * * * * * *
                  *  *  *].

9.3. BIOLASE hereby covenants, represents, and warrants to P&G, throughout the term of this AGREEMENT, BIOLASE will, as far as it is reasonably practicable to do so, cause its employees who are employed to do research, development, or other inventive work, to disclose to it inventions within the scope of this AGREEMENT and to assign to BIOLASE rights in such inventions such that P&G shall receive, by virtue of this AGREEMENT, the license(s) agreed to be granted to it, it being understood that if due care and diligence are used, any inadvertent failure to comply with this Section 9.3 shall not constitute a breach of this AGREEMENT.

9.4. EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NOTHING CONTAINED IN THIS AGREEMENT WILL BE CONSTRUED AS:

         9.4.1 A WARRANTY OR REPRESENTATION BY EITHER PARTY AS TO THE VALIDITY, ENFORCEABILITY, OR SCOPE OF ANY PATENT;

         9.4.2. A WARRANTY OR REPRESENTATION THAT ANY MANUFACTURE, SALE, OFFER FOR SALE, LEASE, IMPORT, USE OR OTHER DISPOSITION OF ANY PRODUCTS HEREUNDER WILL BE FREE FROM INFRINGEMENT OF PATENT, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES;

         9.4.3. A WARRANTY OR REPRESENTATION BY EITHER PARTY WITH RESPECT TO THEIR ENFORCEMENT OF ANY PATENT INCLUDING THE PROSECUTION, DEFENSE OR CONDUCT OF ANY ACTION OR SUIT CONCERNING INFRINGEMENT OF ANY SUCH PATENT.

      9.5. NO OTHER REPRESENTATIONS AND WARRANTIES. Neither Party makes any representations or warranties other than as expressly set forth in this Section 9.

10.   TERM AND TERMINATION

      10.1. TERM. Unless otherwise terminated as provided herein, the AGREEMENT shall be effective up to and including the date of expiration of the last to expire BIOLASE PATENT in Exhibits A, B and C.

      10.2. TERMINATION

                  10.2.1. TERMINATION FOR AN UNCURED MATERIAL BREACH. Failure by either PARTY to comply with any of the material obligations contained in this AGREEMENT (the "BREACHING PARTY") shall entitle the other PARTY (the "NON-BREACHING PARTY") to give to the BREACHING PARTY notice, pursuant to Section 12.1, specifying the nature of the breach and requiring it to cure such breach. In the event the PARTIES are unable to resolve the matter, the PARTIES may enter an arbitration, pursuant to Section 12.2. In the event that the BREACHING PARTY is found, pursuant to
                           Section 12.2, to have committed a MATERIAL BREACH and said MATERIAL BREACH BECOMES AN UNCURED MATERIAL BREACH, the NON-BREACHING PARTY may terminate this AGREEMENT.

                  10.2.3. TERMINATION BY MUTUAL CONSENT. This AGREEMENT may be terminated by mutual written consent of the PARTIES and rights hereunder divided as the PARTIES agree in writing.

                  10.2.4. TERMINATION IN EVENT OF CHANGE IN CONTROL OF BIOLASE. Pursuant to Section 10.4 below, P&G may terminate this AGREEMENT in the event of a CHANGE IN CONTROL of BIOLASE.

10.3. CERTAIN EFFECTS OF TERMINATION.

                  10.3.1. TERMINATION BY BIOLASE FOR P&G UNCURED MATERIAL BREACH. Effective upon a termination by BIOLASE in accordance with Section 10.2.1 above, the following shall occur:


                                10.3.1.1. Except for Section 10.3.1.3, P&G's
                                licenses under the BIOLASE PATENTS and BIOLASE TECHNOLOGY shall automatically be deemed to have terminated and all rights thereunder shall automatically be deemed to have reverted to BIOLASE;

                                10.3.1.2. P&G shall destroy all copies of BIOLASE CONFIDENTIAL INFORMATION provided by BIOLASE to P&G hereunder. Notwithstanding the foregoing, and provided

                                P&G fulfills its obligations specified in this AGREEMENT with respect to such materials, P&G's counsel may continue to retain solely for archival purposes a single copy of BIOLASE's CONFIDENTIAL INFORMATION and any other materials provided by BIOLASE.


                                10.3.1.3. P&G shall retain a non-exclusive, worldwide license to import, offer for sale, or sell any remaining PRODUCTS that had been manufactured up to the date of termination of this AGREEMENT. This non-exclusive license shall automatically terminate upon [* * * * * * *
                                  *  *  *  *  *  *  ] or [* *  * * *] of the
                                termination of this AGREEMENT, whichever is sooner. P&G shall owe BIOLASE a royalty under
                                Section 4.3 for the sales of said PRODUCTS under this Section 10.3.1.3.

                10.3.2. TERMINATION BY P&G FOR UNCURED MATERIAL BREACH BY BIOLASE. If P&G terminates this AGREEMENT for a MATERIAL BREACH in accordance with Section 10.2.1 above, BIOLASE, at P&G's request, shall refund all prior payments received by BIOLASE from P&G, insofar as they specifically pertain to the UNCURED MATERIAL BREACH for the term including the [* * ] preceding and up to the time of the UNCURED MATERIAL BREACH. Said refund shall include, but is not limited to FIRST or SECOND PRODUCT SHIPMENT PAYMENT(S), QUARTERLY PAYMENTS, ROYALTY PAYMENTS, and the PAYMENT made under the LETTER. If P&G elects to receive a refund of prior payments and the PARTIES are unable to agree on the amount to be refunded with respect to a UNCURED MATERIAL BREACH, either PARTY shall submit such dispute to be settled by arbitration in accordance with Section 12. However, if BIOLASE commits an UNCURED MATERIAL BREACH, P&G may alternatively elect to retain its exclusive license(s) without the obligation to pay FIRST or SECOND PRODUCT SHIPMENT PAYMENT(S), QUARTERLY PAYMENTS, ROYALTY PAYMENTS, or any other monies whatsoever, however, if P&G retains its exclusive license(s), it will not be entitled to a refund of monies previously paid.

                10.4. CHANGE IN CONTROL OF BIOLASE . BIOLASE shall promptly notify P&G of any CHANGE IN CONTROL as the term is defined in 10.4.2, of BIOLASE or a BIOLASE AFFILIATE that is primarily responsible for undertaking the obligations under this AGREEMENT. If the CHANGE IN CONTROL event involves a direct competitor to P&G in the P&G PRIMARY FIELD OF USE, P&G will no longer have any obligation to share or to disclose information to BIOLASE regarding the development of products; P&G's ability to convert to a non-exclusive license pursuant to 2.6 shall no longer be subject to any time limitation on when such conversion can occur and BIOLASE shall also take all actions necessary to prevent disclosure of P&G CONFIDENTIAL INFORMATION to the party involved in the CHANGE IN CONTROL event, excepting information provided to BIOLASE pursuant to
                Section 4.3. Further upon a CHANGE IN CONTROL event involving a direct competitor to P&G in the P&G PRIMARY FIELD OF USE, P&G may elect to terminate, modify or continue under this AGREEMENT as defined in this Section 10.4.

                        10.4.1. If the CHANGE IN CONTROL event involves a direct
                competitor to P&G in the P&G PRIMARY FIELD OF USE, P&G may elect, without consequence, as provided below:

                                (i) P&G may elect to terminate any research, development or manufacturing activity that BIOLASE may have been conducting for P&G under this AGREEMENT or a separate agreement relating to this AGREEMENT.

                                (ii)    P&G may elect to continue under this
                                        AGREEMENT, including any research,
                                        development or manufacturing activity
                                        that BIOLASE may have been conducting
                                        for P&G under this AGREEMENT or a
                                        separate agreement related to this
                                        AGREEMENT, in which case P&G may request in writing that BIOLASE or the parent of the entity acquiring control of BIOLASE agree to commit in writing, within [* *
                                          * ] after receipt of such request, to
                                        continue to perform the specified
                                        BIOLASE activity, to otherwise agree to
                                        be bound by the provisions of this
                                        AGREEMENT, and to agree to commit in
                                        writing to duly and timely pay, perform
                                        and discharge all of the obligations of
                                        BIOLASE under this AGREEMENT.

                                (iii)   P&G may elect to terminate this
                                        AGREEMENT and a determination pursuant
                                        to Exhibit E will be made of the
                                        PURCHASE PRICE of the BIOLASE PATENTS
                                        licensed to P&G in the PRIMARY P&G FIELD
                                        OF USE under this AGREEMENT, which
                                        patents are listed on Exhibit A (and on
                                        Exhibit B if P&G has exercised its
                                        option to add the [* * * * ] FIELD OF
                                        USE to the PRIMARY P&G FIELD OF USE),
                                        and within [*** * * ] following such
                                        PURCHASE

                                        Price determination P&G will make the
                                        further election, in writing, either to
                                        (a) purchase BIOLASE PATENTS, or (b)
                                        rescind its election to purchase BIOLASE
                                        PATENTS. If P&G shall elect to purchase
                                        the BIOLASE PATENTS, the AGREEMENT shall terminate except for certain surviving obligations. P&G shall be obligated to grant back limited rights to BIOLASE under the acquired BIOLASE PATENTS if such patents cover products outside the P&G FIELD OF USE.

                10.4.2 CHANGE IN CONTROL. For purposes of this AGREEMENT, a "CHANGE IN CONTROL" of BIOLASE shall be deemed to have occurred in the event of (i) a merger, combination, reorganization or consolidation of BIOLASE with or into another corporation with respect to which less than a majority of the outstanding voting power of the surviving or consolidated corporation is held by shareholders of BIOLASE immediately prior to such event,
                        (ii) the sale of all or substantially all of the properties and assets of BIOLASE and its subsidiaries, or (iii) the accumulation or acquisition by any individual, firm, corporation, or entity (other than any profit sharing or other employee benefit plan of BIOLASE or any Affiliate, or any employee or group of employees or former officers an/or directors of BIOLASE or its Affiliates) of beneficial ownership, directly or indirectly, of securities of BIOLASE representing more than fifty percent (50%) of the combined voting power of BIOLASE's then outstanding voting securities.

        10.5 RIGHT OF FIRST NEGOTIATION. If BIOLASE elects to seek a buyer for any BIOLASE PATENT set out in Exhibit A (and Exhibit B in the event P&G exercises its option to add the [** * *] FIELD OF USE to the PRIMARY P&G FIELD OF USE) licensed hereunder to P&G, P&G shall have a [* *] right of first negotiation with respect to a potential purchase by P&G of such BIOLASE PATENT. In the event the PARTIES do not enter into a binding agreement with respect to such purchase within the [* *] period or in the event BIOLASE receives a binding unsolicited offer, BIOLASE will have sole discretion to pursue offers and sale to other parties. It is understood that BIOLASE may license, or may have licensed, other parties in fields outside of fields licensed to P&G under this AGREEMENT, and that BIOLASE PATENTS may be so encumbered when first offered to P&G under this Section 10.5.

      10.6 TERMINATION NOT SOLE REMEDY. Termination is not the sole remedy under this AGREEMENT and, whether or not termination is affected, all other remedies will remain available except as agreed to otherwise herein.

      10.7. SURVIVAL OF CERTAIN OBLIGATIONS. Section 11 shall survive any termination, in whole or in part, of this AGREEMENT. The termination of this AGREEMENT will not relieve either PARTY of any liability it may have to the other PARTY arising out of or relating to acts or omissions occurring prior to termination.

11. CONFIDENTIALITY

      11.1. During the term of this AGREEMENT, both PARTIES may be exposed to certain information of the other Party, not generally known to the public and related to this AGREEMENT, which has been identified by the DISCLOSING PARTY (the "DISCLOSING PARTY") at the time of disclosure as being confidential by means of an appropriate marking, or, if disclosed orally or visually, shall be confirmed in writing as confidential within [* * * ] of the oral or visual disclosure (collectively the "CONFIDENTIAL INFORMATION"). The PARTY receiving the CONFIDENTIAL INFORMATION (the "RECEIVING PARTY") shall keep the DISCLOSING PARTY's CONFIDENTIAL INFORMATION in confidence for a period of [* * *] from disclosure, using measures no less protective than the RECEIVING PARTY takes to protect its own CONFIDENTIAL INFORMATION of like nature, which in no event will be less than a reasonable standard of care. The RECEIVING PARTY shall not use, copy or disclose the CONFIDENTIAL INFORMATION to any third party, nor permit any of its personnel to use, copy or disclose the CONFIDENTIAL INFORMATION for any purpose not specifically contemplated by this AGREEMENT. For the avoidance of doubt, it is understood by the PARTIES that disclosure of CONFIDENTIAL INFORMATION by P&G to suppliers, contract manufacturers, testing organizations or consumer testing, or consultants for the purposes of market testing, product development or manufacture within the P&G FIELDS OF USE or for a specific product application under Section
            2.4 constitute purposes specifically contemplated by this AGREEMENT.

                  11.1.1. EXCEPTIONS. The obligations in Section 11.1 shall not preclude the RECEIVING PARTY from using or disclosing the same or similar information which may be the same as the DISCLOSING PARTY's CONFIDENTIAL INFORMATION to the extent that such same or similar information (i) was or later becomes, through no act or omission on the part of the RECEIVING PARTY, generally available to or available to the public; (ii) was rightfully in the possession of the RECEIVING PARTY at the time of disclosure by the DISCLOSING PARTY, as established by relevant documentary evidence, without restriction as to use or disclosure; (iii) is hereafter acquired by the RECEIVING PARTY from a third party who, in providing such information, does not breach an obligation or confidence of the other PARTY and provides such information without restriction as to use or disclosure; or (vi) is independently conceived, created, or developed by the RECEIVING PARTY without use of or access to the other PARTY's CONFIDENTIAL INFORMATION, as established by relevant documentary evidence. The provisions of Section 11 will not restrict a PARTY from disclosing the other PARTY's CONFIDENTIAL INFORMATION to the extent required by any law or regulation; provided that the PARTY required to make such a disclosure uses reasonable efforts to give the other PARTY reasonable advance notice of such required disclosure in order to enable the other PARTY to prevent or limit such disclosure.

12. DISPUTE RESOLUTION

         12.1. NOTICE AND NEGOTIATION. In the event of any dispute or disagreement arising out of this AGREEMENT, the PARTIES shall attempt to resolve the matter by submitting it for resolution to the President or Chief Executive Officer of BIOLASE and the appropriate Vice President or General Manager of Research and Development of P&G. If these representatives are unable to resolve such dispute to the satisfaction of both BIOLASE and P&G within [* * * ] after the date on which the dispute was submitted to such representative(s), the dispute shall be subject to the process described in Section 12.2 below.

         12.2. ARBITRATION. P&G and BIOLASE will attempt to settle any claim, controversy or deadlock through consultation and negotiation in good faith and a spirit of mutual cooperation pursuant to
                  Section 12.1 above. If such attempt fails, the PARTIES agree to submit to binding arbitration that will be governed by the rules and procedures of the American Arbitration Association, with the requirement that the decision being issued by a written decision and opinion signed by an independent three-person panel. Such arbitration shall take place in the State of New York. Judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof. In the event the arbitration involves a claimed material breach of the AGREEMENT, the alleged breach shall become a MATERIAL BREACH upon a decision by the arbitration panel that a MATERIAL BREACH has occurred. A breaching PARTY shall have [*
                  * *] to cure a MATERIAL BREACH as outlined in the written decision and opinion of the three-person panel of this Section
                  12.2. If the MATERIAL BREACH is not cured within [* * *], it shall become an UNCURED MATERIAL BREACH. If the binding arbitration involves a patent issue, at least a majority of the arbiters, in addition to other certifications and/or qualifications, will be licensed patent attorneys.

                           12.2.1. Any payment required under the terms of Sections 12.2 shall be made in USD to the bank designated by the PARTY to be paid hereunder.

13. INDEMNIFICATION

         13.1. BY P&G. From and after the EFFECTIVE DATE of this AGREEMENT, P&G will indemnify, defend and hold harmless BIOLASE and its AFFILIATES and their respective directors, officers, shareholders, partners, attorneys, accountants, and employees and any agents of the foregoing and any heirs, executors, successors and assigns of any of the foregoing (the "BIOLASE INDEMNIFIED PARTIES") from, against and in respect of any damages, losses, charges, obligations, liabilities, actions, interest, penalties and reasonable costs and expenses (including, without limitation, reasonable attorneys' and experts' fees and expenses incurred to enforce successfully the terms of this AGREEMENT, "BIOLASE LOSSES AND EXPENSES")) imposed on, sustained, incurred or suffered by any of the BIOLASE INDEMNIFIED PARTIES relating to, arising from or otherwise in respect of (i) any breach of, or inaccuracy in, a representation or warranty of P&G hereunder, or (ii) a breach of a covenant or other agreement of P&G hereunder, or (iii) any action brought by a third party against a BIOLASE INDEMNIFIED PARTY arising from or related to P&G's manufacturing, sale, marketing, distribution, or other exploitation of a product covered by the BIOLASE PATENTS and/or the BIOLASE TECHNOLOGY; provided, however, that P&G shall have no obligation to indemnify BIOLASE for any BIOLASE LOSSES AND EXPENSES for which indemnification is sought if (i) such BIOLASE LOSSES AND EXPENSES were also caused by, relate to or involve a breach of, or inaccuracy in, any covenant, obligation, representation or warranty of BIOLASE provided to P&G in this AGREEMENT or (ii) such BIOLASE LOSSES AND EXPENSES result from or arise out of a material action or omission of BIOLASE.

         13.2. BY BIOLASE. From and after the EFFECTIVE DATE of this AGREEMENT, BIOLASE will indemnify, defend and hold harmless P&G and its AFFILIATES and licensees and their respective directors, officers, shareholders, partners, attorneys, accountants, and employees and any agents of the foregoing and any heirs, executors, successors and assigns of any of the foregoing (the "P&G INDEMNIFIED PARTIES") from, against and in respect of any damages, losses, charges, obligations, liabilities, actions, interest, penalties and reasonable costs and expenses (including, without limitation, reasonable attorneys' and experts' fees and expenses incurred to enforce successfully the terms of this AGREEMENT, "P&G LOSSES AND EXPENSES")) imposed on, sustained, incurred or suffered by any of the P&G INDEMNIFIED PARTIES relating to, arising from or otherwise in respect of (i) any breach of, or inaccuracy in, a representation or warranty of BIOLASE hereunder, or (ii) a breach of a covenant or other agreement of BIOLASE hereunder, or (iii) any action brought by a third party against a P&G INDEMNIFIED PARTY arising from or related to BIOLASE's manufacturing, sale, marketing, distribution, or other exploitation of a product covered by the BIOLASE PATENTS and/or the BIOLASE TECHNOLOGY; provided, however, that BIOLASE shall have no obligation to indemnify P&G for any P&G LOSSES AND EXPENSES for which indemnification is sought if (i) such P&G LOSSES AND EXPENSES were also caused by, relate to or involve a breach of, or inaccuracy in, any covenant, obligation, representation or warranty of P&G provided to BIOLASE in this AGREEMENT or (ii) such P&G LOSSES AND EXPENSES result from or arise out of a material action or omission of P&G.

         13.3. THIRD PARTY CLAIMS. The "Indemnified PARTIES" shall mean the BIOLASE INDEMNIFIED PARTIES and the P&G INDEMNIFIED PARTIES. If a claim by a third party is made against an INDEMNIFIED PARTY hereunder, and if such INDEMNIFIED PARTY intends to seek indemnity with respect thereto under this Section 13, such INDEMNIFIED PARTY will promptly notify BIOLASE, in the case of a P&G INDEMNIFIED PARTY, or P&G, in the case of a BIOLASE INDEMNIFIED PARTY (such PARTY to be notified, the "INDEMNIFYING PARTY") in writing of such claims setting forth such claims in reasonable detail, provided that failure of such INDEMNIFIED PARTY to give prompt notice as provided herein will not relieve the INDEMNIFYING PARTY of any of its obligations hereunder, except to the extent that the INDEMNIFYING PARTY is materially prejudiced by such failure. The INDEMNIFYING PARTY will have [* * * ] after receipt of such notice to undertake, through counsel of its own choosing, subject to the reasonable approval of such INDEMNIFIED PARTY, and at the INDEMNIFYING PARTY'S expense, the settlement or defense thereof, and the INDEMNIFIED PARTY will cooperate with it in connection therewith; provided, however, that the INDEMNIFIED PARTY may participate in such settlement or defense through counsel chosen by such INDEMNIFIED PARTY, provided that the fees and expenses of such counsel will be borne by such INDEMNIFIED PARTY. If the INDEMNIFYING PARTY will assume the defense of a claim, it will not settle such claim without the prior written consent of the INDEMNIFIED PARTY, (a) unless such settlement includes as an unconditional term thereof the giving by the claimant of a release of the INDEMNIFIED PARTY from all liability with respect to such claim or (b) if such settlement involves the imposition of equitable remedies or the imposition of any material obligations on such INDEMNIFIED PARTY other than financial obligations for which such INDEMNIFIED PARTY will be indemnified hereunder. If the INDEMNIFYING PARTY will assume the defense of a claim, the fees of any separate counsel retained by the INDEMNIFIED PARTY will be borne by such INDEMNIFIED PARTY unless there exists a conflict between them as to their respective legal defenses (other than one that is of a monetary nature), in which case the INDEMNIFIED PARTY will be entitled to retain separate counsel, the reasonable fees and expenses of which will be reimbursed by the INDEMNIFYING PARTY. If the

                  INDEMNIFYING PARTY does not notify the INDEMNIFIED PARTY within [* * *] after the receipt of the INDEMNIFIED PARTY's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the INDEMNIFIED PARTY will have the right to contest, settle or compromise the claim but will not thereby waive any right to indemnity therefore pursuant to this AGREEMENT. The indemnification provisions set forth in this Section 13 are the sole and exclusive means of recovery of money damages with respect to the matters covered herein, except for fraud.

                  13.4. LIMITATION ON LOSSES AND EXPENSES. Notwithstanding anything to the contrary contained herein, no INDEMNIFYING PARTY hereunder shall be liable (including liability for negligence or other tortious act or omission) for (a) any loss of profit, loss of contract or loss of goodwill incurred by any INDEMNIFIED PARTY; or (b) any punitive, indirect or consequential damages incurred by any INDEMNIFIED PARTY pursuant to this AGREEMENT (it being understood that any damages described in this Section 13.4 owed by any INDEMNIFIED PARTY to any third party will be considered direct damages, not subject to this Section 13.4).

14. MISCELLANEOUS

         14.1. CERTAIN INJUNCTIVE RELIEF. Due to the important confidentiality concerns of the PARTIES, and for other reasons, the PARTIES will be irreparably damaged in the event that the provisions of Section 11 are not specifically enforced. In the event of a breach or threatened breach of the terms, covenants and/or conditions of either such Section 11 by any of the PARTIES hereto, the other party shall, in addition to any other remedies it may have, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions of such Section 11.

         14.2.    NONCOMPETE. Subject to Section 14.2.1 of this Non-Compete
                  Section 14.2, BIOLASE by itself or through third PARTIES shall not directly or indirectly enter into the research, development, prototyping, testing, manufacture, supply, marketing, distribution, sale, promotion, or commercialization of any compounds, materials, or products in the P&G FIELDS OF USE, including the PRIMARY P&G FIELD OF USE, and the [* * *] Field (if P&G exercises its option) by: (i) developing, prototyping, conducting research on, manufacturing, supplying, marketing, selling or distributing any such products or products competing with such products to any third party other than P&G; (ii) licensing any intellectual property to any third party other than P&G for use in connection with the research, development, prototyping, testing, manufacture, supply, marketing, distribution, sale, promotion, or commercialization any such compounds, materials, or products;
                  (iii) consulting with, supplying compounds, materials, or products to, cooperating with or providing services to, any third party other than P&G with respect to the research, development, prototyping, testing, manufacture, supply, marketing, distribution, sale, promotion, or commercialization of any such compounds, materials, or products; or (iv) investing in any third party other than P&G, that engages in the research, development, prototyping, testing, manufacture, supply, marketing, distribution, sale, promotion, or commercialization of such products, (collectively, the "Restricted Business"); provided, however, that this restriction shall not apply to BIOLASE directly acquiring a non-controlling ownership interest of less than fifty percent (50%) of the equity of a public or private company that engages in a RESTRICTED BUSINESS if BIOLASE acquires such equity stake in such company primarily in exchange for obtaining rights (either via an outright assignment or a license) or access to technology owned by such company and that is unrelated to the Restricted Business and such company's market cap does not exceed [* * *
                  * * *] ($[* * *]). In addition, BIOLASE may acquire a less than [*] equity stake in any publicly traded or private company that derives less than [* *] of its revenues from the Restricted Business.

                           14.2.1. The time periods of this Non-Compete Section shall apply to and be effective for/during the time period that P&G has license rights, or options thereto (excluding the categories which revert back to BIOLASE). The terms of Sections 14.2 and 14.2.1 shall not apply to
                                    (i) categories which have reverted back to BIOLASE from the P&G FIELDS OF USE, (ii) the [* * *] Field in the event that P&G does not exercise its option, and (iii) the BIOLASE RETAINED FIELD.

         14.3. ASSIGNMENT. This AGREEMENT and the rights and obligations thereunder, may not be assigned, whether by operation of law or otherwise, or otherwise transferred by either PARTY to a third party, except as authorized in writing by the other PARTY or as expressly set forth in Section 10 with respect to a BIOLASE CHANGE IN CONTROL, except that either PARTY may assign the rights and obligations under the AGREEMENT, in whole or in part, to an AFFILIATE existing as of the EFFECTIVE DATE, or P&G may assign its rights and obligations under this AGREEMENT to a third party in the event P&G divests, transfers, or sells to that third party a portion or its entire business associated with one or more PRODUCTS. Any attempted assignment or delegation except as permitted herein shall be null and void. Any assignee of this AGREEMENT under this Section 14.3 shall covenant to the PARTIES in writing that such assignee agrees to be bound by all the terms and conditions of this AGREEMENT applicable to the assignor.

         14.4. GOVERNING LAW; VENUE. This AGREEMENT and the PARTIES' respective rights and obligations hereunder will be governed by and construed in accordance with the laws of the State of New York, without giving effect to that body of laws pertaining to conflict of laws, whether common law or statutory.

         14.5. SEVERABILITY. If one or more of the sections, provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such section, provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining sections, provisions, paragraphs, words, clauses, phrases or sentences hereof will not be in any way impaired, it being intended that all rights, powers and privileges of the PARTIES hereto will be enforceable to the fullest extent permitted by law.

         14.6. AMENDMENTS AND WAIVERS. This AGREEMENT may be amended only by a written instrument executed by both PARTIES. Any amendment effected in accordance with the immediately preceding sentence will be binding on all of the PARTIES to this AGREEMENT. No failure or delay by any Party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         14.7. ENTIRE AGREEMENT. This AGREEMENT, together with any exhibits, appendixes and attachments hereto, constitutes the complete and exclusive agreement between the PARTIES regarding the subject matter hereof, and supersedes all previous written or verbal agreements relating on this subject matter between the PARTIES, and all previous writings are merged and superseded by this AGREEMENT, including the LETTER, and including the Bilateral CDA executed on June 22nd, 2006 by the PARTIES, the Confidential Disclosure Agreement executed on May 5, 2005 by the PARTIES, and the Amendment to the Confidential Disclosure Agreement executed on June 5, 2006 by the PARTIES. This AGREEMENT may be modified only by a written document signed by all the PARTIES hereto.

         14.8. BANKRUPTCY. In the event BIOLASE seeks or is involuntarily placed under the protection of the bankruptcy laws, Title XI U.S. Code, and the trustee in bankruptcy rejects this AGREEMENT, P&G hereby elects, pursuant to Section 365(n), to retain all rights granted to it under this AGREEMENT to the extent permitted by law. In the event P&G seeks or is involuntarily placed under the protection of the bankruptcy laws, Title XI U.S. Code, and the trustee in bankruptcy rejects this AGREEMENT, BIOLASE hereby elects, pursuant to
                  Section 365(n), to retain all rights granted to it under this AGREEMENT to the extent permitted by law.

         14.9. COUNTERPARTS. This AGREEMENT may be executed in one or more counterparts, and by different PARTIES on separate counterparts, each of which will be deemed an original and all of which together will constitute one and the same original.

         14.10. NOTICES. Any and all notices required or permitted to be given to a PARTY pursuant to the provisions of this AGREEMENT will be in writing and will be effective and deemed to provide such PARTY sufficient notice under this AGREEMENT on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other Party at its facsimile number specified herein (or hereafter modified by subsequent notice to the PARTIES hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; or (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two
                  (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested. All notices for delivery outside the United States will be sent by facsimile or by express courier. Notices by facsimile shall be machine verified as received. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the PARTY to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other PARTY may designate by one of the indicated means of notice herein to the other PARTIES hereto as follows:

         if to P&G:

                  The Procter & Gamble Company
                  Two Procter & Gamble Plaza
                  Cincinnati, Ohio 45202
                  Attention: Jeffrey D. Weedman
                  Vice President, External Business Development

            With copies to:

                  [*        *          *]
                  [*                     *           *]
                  [*             *            *]
                  [*        *          *]
                  [*        *          *]
                  [*        *          *]

         if to BIOLASE:

                  BIOLASE TECHNOLOGY, Inc.
                  4 Cromwell, Irvine CA 92618
                  Attention: Richard Harrison
                  Chief Financial Officer

         With copies to:

                  Charles K. Ruck, Esq.
                  Latham & Watkins, LLP
                  650 Town Center Drive, 20th Floor
                  Costa Mesa, CA 92626-1925
                  Tel: (714) 540-1235
                  Fax: (714) 755-8290
                  Email: charles.ruck@lw.com

         14.11. PRESS RELEASES AND PUBLIC DISCLOSURE. Any press releases, public announcements or similar publicity with respect to this AGREEMENT or the transactions contemplated hereby (including, without limitation, standard question and answer responses, scripts for press briefings, and other disclosure) must be approved by both PARTIES in advance with respect to both timing and content of the disclosure, provided that nothing herein will prevent either PARTY or their respective AFFILIATES, upon reasonable notice to the other PARTY, from making public disclosures that are necessary to comply with the requirements of law or any listing agreement with any national securities exchange.

         14.12. FORCE MAJEURE. Should either Party be prevented from performing its obligations under this AGREEMENT by an event of force majeure, such as an earthquake, typhoon, flood, fire, act of war, act of the public enemy, act of terrorism, act of God or any other unforeseen event the happening and consequences of which are unpreventable and unavoidable, the prevented Party shall notify the other PARTY BY the most expedient means available (fax, telex or express mail being acceptable in any event) without any delay, and within [* * *] thereafter provide detailed information of the events and, if applicable and available, a valid document for evidence issued by the relevant public notary organization explaining the reason for its inability to perform or delay in the performance of all or part of this AGREEMENT. The PARTIES shall discuss in good faith, taking into account the effects of the force majeure and other unforeseen events on the performance of the obligations under this AGREEMENT, whether to (a) exempt the prevented Party from performing part or all of its obligations under this AGREEMENT or (b) delay the performance of the affected obligations under this AGREEMENT. In the absence of any such agreement, no PARTY shall be excused from its performance hereunder once the event of force majeure has subsided.

         14.13. FURTHER ASSURANCES. Except as otherwise specifically agreed to herein, the PARTIES agree to execute such further documentation and perform such further actions, including the recordation of such documentation with appropriate authorities, as may be reasonably requested by the other PARTY hereto to evidence, effectuate and further the purposes and intents set forth in this AGREEMENT.

         14.14. NO THIRD PARTY BENEFICIARIES. Except for the rights of the INDEMNIFIED PARTIES pursuant to Section 13, nothing in this AGREEMENT, express or implied, is intended to confer upon any Person, other than the PARTIES hereto or their respective successors and permitted assigns, any rights, remedies, benefits, obligations or liabilities of any nature whatsoever under or by reason of this AGREEMENT.

IN WITNESS WHEREOF, the PARTIES hereto caused this AGREEMENT to be duly executed as of the date first written above.

                      BIOLASE TECHNOLOGY, INC.

                      By:
                         --------------------------------------------
                          Name:  Richard L. Harrison
                          Title: Executive Vice President, CFO & Secretary

                      THE PROCTER & GAMBLE COMPANY

                      By:
                         ---------------------------------------------

                         Name:   Jeffrey D. Weedman
                         Title:  Vice President, External Business Development

                                    EXHIBIT A

               BIOLASE PATENTS WITHIN THE PRIMARY P&G FIELD OF USE

U.S. patent and applications listed in this Exhibit A, including any parent applications, continuations, continuations-in-part, divisionals, re-exams, reissues, and any foreign equivalents thereof.

                                                                                                   BIOLASE
Country      Status        Application No.         Publication No.          Patent No.             Docket No.            Title
-------    ---------      ----------------       -------------------   ------------------      ------------------     -----------
 [**]      [*  *  *]      [*     *      *]                                                     [*      *       *]     [*   *   *]
           [*  *  *]      [*     *      *]                                                                            [*   *   *]
           [*  *  *]                                                                                                  [*   *   *]

 [**]      [*  *  *]      [*     *      *]                                                     [*      *       *]     [*   *   *]
           [*  *  *]      [*     *      *]                                                                            [*   *   *]
           [*  *  *]                                                                                                  [*   *   *]

 [**]      [*  *  *]      [*     *      *]                                                     [*      *       *]     [*   *   *]
           [*  *  *]      [*     *      *]                                                                            [*   *   *]
           [*  *  *]                                                                                                  [*   *   *]

 [**]      [*  *  *]      [*     *      *]                                                                            [*   *   *]
           [*  *  *]      [*     *      *]                                                                            [*   *   *]
           [*  *  *]                                                                                                  [*   *   *]

 [**]      [*  *  *]      [*     *      *]                             [*      *       *]      [*      *       *]     [*   *   *]
                                                                                                                      [*   *   *]
                                                                                                                      [*   *   *]

 [**]      [*  *  *]                             [*      *       *]                                                   [*   *   *]
                                                                                                                      [*   *   *]
                                                                                                                      [*   *   *]

 [**]      [*  *  *]      [*     *      *]                                                                            [*   *   *]
                                                                                                                      [*   *   *]
                                                                                                                      [*   *   *]

 [**]      [*  *  *]      [*     *      *]                             [*      *       *]      [*      *       *]     [*   *   *]
                                                                                                                      [*   *   *]
                                                                                                                      [*   *   *]

 [**]      [*  *  *]                                                   [*      *       *]                             [*   *   *]
                                                                                                                      [*   *   *]
                                                                                                                      [*   *   *]

 [**]      [*  *  *]      [*     *      *]       [*      *       *]                            [*    *    *]          [*   *   *]
                                                 [*  *]                                                               [*   *   *]
                                                                                                                      [*   *   *]

 [**]      [*  *  *]      [*     *      *]                                                     [*    *    *]          [*   *   *]
                                                                                                                      [*   *   *]
                                                                                                                      [*   *   *]

 [**]      [*  *  *]      [*     *      *]       [*      *       *]                            [*      *       *]     [*   *   *]
           [*  *  *]      [* *]                                                                                       [*   *   *]
           [*  *  *]                                                                                                  [*   *   *]

 [**]      [*  *  *]      [*     *      *]                                                     [*      *       *]     [*   *   *]
                          [* *]                                                                                       [*   *   *]
                                                                                                                      [*   *   *]

 [**]      [*  *  *]      [*     *      *]       [*      *       *]                            [*      *       *]     [*   *   *]
                                                                                                                      [*   *   *]
                                                                                                                      [*   *   *]

 [**]      [*  *  *]      [*     *      *]                                                     [*      *       *]     [*   *   *]
                                                                                                                      [*   *   *]
                                                                                                                      [*   *   *]

                                    Exhibit B

                 BIOLASE PATENTS within THE [*  *  *] FIELD OF USE

U.S. patents and applications listed in this Exhibit B, including any parent applications, continuations, continuations-in-part, divisionals, re-exams, reissues, and any foreign equivalents thereof, and any other patent or patent application related to the [* * *] Field.

                                                                                                   BIOLASE
Country       Status        Application No.         Publication No.          Patent No.             Docket No.            Title
-------    -----------      ---------------        -------------------   ------------------      ------------------     -----------

[**]       [*   *   *]      [*     *     *]                                                         [*   *   *]         [*   *    *]
           [*   *   *]      [*     *     *]                                                                             [*   *    *]

[**]       [*   *   *]      [*     *     *]                                                         [*   *   *]         [*   *    *]
           [*   *   *]      [*     *     *]                                                                             [*   *    *]

[**]       [*   *   *]      [*     *     *]                                                         [*   *   *]         [*   *    *]
           [*   *   *]      [*     *     *]                                                                             [*   *    *]

[**]       [*   *   *]      [*     *     *]                                                         [*   *   *]         [*   *    *]
           [*   *   *]      [*     *     *]                                                                             [*   *    *]

[**]       [*   *   *]      [*     *     *]                                [*     *     *]          [*   *   *]         [*   *    *]
                                                                                                                        [*   *    *]

[**]       [*   *   *]      [*     *     *]          [*     *     *]       [*     *     *]          [*   *   *]         [*   *    *]
                                                                                                                        [*   *    *]

[**]       [*   *   *]      [*     *     *]                                                         [*   *   *]         [*   *    *]
                                                                                                                        [*   *    *]
                                                                                                                        [*   *    *]

[**]       [*   *   *]      [*     *     *]                                                         [*   *   *]         [*   *    *]
                                                                                                                        [*   *    *]

[**]       [*   *   *]      [*     *     *]                                                         [*   *   *]         [*   *    *]
                                                                                                                        [*   *    *]

[**]       [*   *   *]      [*     *     *]                                                         [*   *   *]         [*   *    *]
                                                                                                                        [*   *    *]

[**]       [*   *   *]      [*     *     *]                                                         [*   *   *]         [*   *    *]
                                                                                                                        [*   *    *]
                                                                                                                        [*   *    *]

[**]       [*   *   *]      [*     *     *]                                                         [*   *   *]         [*   *    *]
                                                                                                                        [*   *    *]
                                                                                                                        [*   *    *]

[**]       [*   *   *]      [*     *     *]                                                         [*   *   *]         [*   *    *]
                                                                                                                        [*   *    *]
                                                                                                                        [*   *    *]

                                    Exhibit C


     BIOLASE PATENTS within the P&G FIELDS OF USE (excluding the primary P&G Field OF USE) and biolase patents within the BIOLASE RETAINED FIELD CATegories offered to, and accepted by, P&G under Section 2.4.1 (This exhibit c is not meant to expand thE Rights otherwise granted under this agreement)

   (Blank as of EFFECTIVE DATE-BIOLASE to populate [* * *] after the EFFECTIVE
                            DATE of this AGREEMENT)

                                    EXHIBIT D

           P&G [*  *  *] PRODUCT CATEGORIES WITHIN P&G FIELDS OF USE

[*   *   *] [Remainder of page redacted]

                                    EXHIBIT E
                          PURCHASE PRICE DETERMINATION

         Purchase Price refers to purchase by P&G of the BIOLASE PATENTS and related interests as shall be the subject of an election by P&G to purchase, and shall be equal to the PURCHASE PRICE agreed to by the PARTIES or the VALUATION (as defined herein) of such interest to be purchased under this AGREEMENT,
determined as follows: each PARTY shall [*   *   *   *   *   *   *   *   *   *
  *   *   *   *   *   *   *   *   *   *  *   *   *   *   *   *   *   *   *   *
  *   *   *   *   *   *   *   *   *   *  *   *   *   *   *   *   *   *   *   *
  *   *   *   *   *   *   *   *   *   *  *   *   *   *   *   *   *   *   *   *
  *   *   *   *   *   *   *   *   *   *  *   *   *   *   *   *   *   *   *   *
  *   *   *   *   *   *   *   *   *   *  *   *   *   *   * ](a "VALUATION").

The [*  *  *] will be [*    *    *] VALUATION within [*  *    *] after the
Purchase Date as defined herein. In the event of a PARTY'S failure to [*  *  *
 * * * * * *] after the Purchase Date, the VALUATION will be the VALUATION determined by [* * * * * * *].

If the difference between the lower VALUATION and the higher VALUATION is not more than [* * *] of the higher VALUATION, or if the VALUATIONS are equal, the final VALUATION shall be the [* * * * *]. If the difference between the two (2) VALUATIONS is more than [* * *] of the higher VALUATION, the FIRMS
[* * * *] and [* * *] prepare a VALUATION. The [* * *] will not have access to the VALUATIONS prepared [* * *]. The two (2) VALUATIONS that are the closest in value then shall be [* * *], and the resulting [* * *] shall be the final VALUATION.

The purchase of the BIOLASE PATENTS shall thereafter be consummated by payment of the VALUATION within [* * *] after [* * *] the VALUATIONS [* * * * *] or such later date upon which all necessary regulatory approvals have been obtained and/or regulatory waiting periods have expired.

Each PARTY shall bear the expense of obtaining the VALUATION [*  *  *  *  * *],
and [*   *    *    *], the expense of obtaining its VALUATION shall be borne
equally by the PARTIES.

Unless otherwise agreed in writing by the PARTIES, the VALUATION for the BIOLASE
PATENTS shall be [*    *    *    *    *    *     *    *     *    *     *    *
*    *     *     *    *    *    *    *    *    *](such date shall be referred to
 as the "Purchase Date").

During the pendency of the option election and VALUATION process, the PARTIES shall continue to perform their customary activities under this AGREEMENT.

                                                                              45